THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                  SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                                DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                        Intial Costs to the Partnership
                             -----------------------------------------------------        Costs
                                                                                       Capitalized
                                                                      Building &       Subsequent to
      Description              Encumbrances          Land            Improvements       Acquisition
-------------------------    -----------------   -------------     ---------------     --------------
Properties:

Office Building
Lisle, IL                          None             1,780,000          15,743,881          4,743,541

Garden Apartments
Atlanta, GA                        None             3,631,212          11,168,904            867,238 (b)

Retail Shopping Center
Roswell, GA                        None             9,454,622          21,513,677          1,564,753

Office Building
Morristown, NJ                     None             2,868,660          12,958,451          4,646,664

Office/Warehouse
Bolingbrook, IL                    None             1,373,199           7,302,518            337,121

Garden Apartments
Raleigh, NC                        None             1,623,146          14,135,553             88,761

Office Building
Brentwood, TN                      None             1,797,000           6,588,451          1,272,336

Office Park
Oakbrook Terrace, IL               None             1,313,310          11,316,883            391,058

Office Building
Beaverton, OR                      None               816,415           9,897,307            511,318

Industrial Building
Salt Lake City, UT                 None               582,457           4,805,676            252,576

Industrial Building
Aurora, CO                         None             1,338,175           7,202,411          1,590,772

Office Complex
Brentwood, TN                      None             2,425,000           7,063,755            120,378

                                                 -------------     ---------------     --------------
                                                   29,003,196         129,697,467         16,386,516
                                                 =============     ===============     ==============

                                                                                    Gross Amount at Which
                                                                                    Carried at Close of Year
                            --------------------------------------------------------------------------------------------------------
                                                 Building &             2000                              Year of            Date
      Description                  Land         Improvements           Sales      Total (a)(b)(c)       Construction       Acquired
-------------------------   ---------------    --------------    --------------   ----------------     -------------    ------------
Properties:

Office Building
Lisle, IL                        1,780,000        20,487,422                           22,267,422          1985          Apr., 1988

Garden Apartments
Atlanta, GA                      3,631,212        12,036,142                           15,667,354          1987          Apr., 1988

Retail Shopping Center
Roswell, GA                      9,500,725        23,032,328                           32,533,052          1988          Jan., 1989

Office Building
Morristown, NJ                   2,868,660        17,605,115       (20,473,775)                (0)         1981          Aug., 1988

Office/Warehouse
Bolingbrook, IL                  1,373,199         7,639,639                            9,012,838          1989          Feb., 1990

Garden Apartments
Raleigh, NC                      1,623,146        14,224,314                           15,847,460          1995          Jun., 1995

Office Building
Brentwood, TN                    1,797,377         7,860,410                            9,657,787          1982          Oct., 1995

Office Park
Oakbrook Terrace, IL             1,313,821        11,707,430                           13,021,251          1988          Dec., 1995

Office Building
Beaverton, OR                      844,751        10,380,289                           11,225,040          1995          Dec., 1996

Industrial Building
Salt Lake City, UT                 702,323         4,938,386                            5,640,709          1997          Jul., 1997

Industrial Building
Aurora, CO                       1,415,159         8,716,199                           10,131,358          1997          Sep., 1997

Office Complex
Brentwood, TN                    2,453,117         7,156,016                            9,609,133          1987          Oct., 1997

                            ---------------    --------------    --------------   ----------------
                                29,303,489       145,783,690       (20,473,775)       154,613,404
                            ===============    ==============    ==============   ================
                                                                       2000                 1999                1998
                                                                   ---------------     --------------     ---------------
(a)                      Balance at beginning of year                 172,606,825        170,045,055         201,670,248
                           Additions:
                            Acquistions                                         0                  0                   0
                            Improvements, etc.                          2,480,354          2,561,770           5,827,888
                           Deletions:
                            Sale                                      (20,473,775)                 0         (37,453,081)

                                                                   ---------------     --------------     ---------------
                         Balance at end of year                       154,613,404        172,606,825         170,045,055
                                                                   ===============     ==============     ===============

(b)                      Net of $1,000,000 settlement received from lawsuit.

                                                                   THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                                                                    SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                                                                                      DECEMBER 31, 2000
                                                       -----------------------------------------------------------------------------
                                                                                                             Gross Amount at Which
                                                       Initial Costs to the Partnership                     Carried at Close of Year
                                                       --------------------------------         Costs       ------------------------
                                                                                             Capitalized
                                    Encumbrances                        Building &          Subsequent to
           Description              at 12/31/00           Land          Improvements          Acquisition             Land
---------------------------    -------------------     -----------    -----------------     --------------      ----------------
Interest in Properties:

Garden Apartments
Jacksonville, FL                      10,092,355        2,750,000         14,650,743             1,734,803          2,750,000

Retail Shopping Center
Kansas City MO and KS      *           15,597,146       5,710,916         15,211,504               660,508          5,637,699


                               -------------------     -----------    ---------------       ---------------     --------------
                                       25,689,500       8,460,916         29,862,247             2,395,311          8,387,699
                               ===================     ===========    ===============       ===============     ==============

                                                               Gross Amount at Which
                                                              Carried at Close of Year
                                  --------------------------------------------------------------------------------------------------

                                    Building &          2000                                        Year of                Date
           Description              Improvements        Sales           Total (a)(b)(c)           Construction           Acquired
---------------------------       -----------------  ------------   ---------------------      ---------------------   -------------
Interest in Properties:

Garden Apartments
Jacksonville, FL                      16,385,546                             19,135,546               1973              Sept., 1999

Retail Shopping Center
Kansas City MO and KS      *          15,406,191                             21,043,890         Various Ranging         Sept., 1999
                                                                                                 From 1972-1992

                                  ---------------    ------------   ---------------------
                                      31,791,737              0              40,179,436
                                  ===============    ============   =====================

                                                                                    2000              1999                1998
                                                                              -----------------   -------------     -------------
(a)                            Balance at beginning of year                         22,587,869               0                 0
                                 Additions:
                                  Acquistions                                                0      38,556,018                 0
                                  Improvements, etc.                                 2,162,457               0                 0
                                 Deletions:
                                  Sale                                                       0               0                 0

                               Encumbrances on Joint Ventures
                                 accounted for by the equity method                    371,003     (15,968,149)                0

                                                                              -----------------   -------------     -------------
                               Balance at end of year                               25,121,329      22,587,869                 0
                                                                              =================   =============     =============


* Partnership interest accounted for by the equity method.


                                      F-26